EXHIBIT 10.7

                             NOTE PURCHASE AGREEMENT



                                 NOTES DUE 2000

                                       of

                                OPM - USA - INC.


                               September 30, 1997

                                                 TABLE OF CONTENTS

         1.  Issue and Sale of Securities.........................................................................1
                  1.1  Description of Securities..................................................................1
                  1.2  Purchase and Sale..........................................................................1
                  1.3  Closing....................................................................................1

         2.  Representations and Warranties of Company............................................................2
                  2.1  Organization and Business; Power and Authority.............................................2
                  2.2  Business; Financial Information............................................................3
                  2.3  Changes in Condition.......................................................................3
                  2.4  Acquisition Representations and Warranties.................................................3
                  2.5  Private Sale...............................................................................4
                  2.6  Disclosure.................................................................................4
                  2.7  Use of Proceeds............................................................................4

         3.  Representations, Warranties and Covenants of American................................................4
                  3.1  Organization and Business; Power and Authority.............................................4
                  3.2  Investment Representation..................................................................5
                  3.3  Covenant Regarding Transfer................................................................5

         4.  Conditions of Closing................................................................................5
                  4.1  Company's Officer's Certificate.  .........................................................5
                  4.2  Company's Secretary's Certificate.  .......................................................6
                  4.3  Opinion of Company Counsel.  ..............................................................6
                  4.4  Legality; Governmental and Other Authorizations.  .........................................6
                  4.5  Guaranty.  The Guarantor shall have executed and delivered the Guaranty to American........6

         5.  Payment and Exchange of Notes; Lost Notes............................................................6
                  5.1  Payments...................................................................................6
                  5.2  Exchange...................................................................................7
                  5.3  Replacement of Notes.......................................................................7
                  5.4  Transfer Office and Record of Holders of Notes.............................................8
                  5.5  Transfer of Notes..........................................................................8
                  5.6  Registered Owners of Notes.................................................................8

         6.  Payment Provisions...................................................................................8
                  6.1  Required Payments..........................................................................8
                  6.2  Restriction on Optional Payments...........................................................8
                  6.3  Notice of Payment and Offers to Repurchase.................................................8
                  6.4  Maturity; No Reissue.......................................................................9
                  6.5  Purchase of Notes..........................................................................9

         7.  Special Covenants of Company.........................................................................9
                  7.1  Payments...................................................................................9
                  7.2  Prompt Payment of Taxes and Indebtedness...................................................9
                  7.3  Conduct of Business.......................................................................10
                  7.4  Maintenance of Property and Leases........................................................10
                  7.5  Maintenance of Insurance..................................................................10
                  7.6  Maintenance of Accounts and Records.......................................................10
                  7.7  Compliance With Laws......................................................................11





                                                                                                               Page



                  7.8  Miscellaneous Information.................................................................11
                  7.9  Information and Reports to Be Furnished by Company........................................11
                  7.10  Liens....................................................................................12
                  7.11  Distributions............................................................................12
                  7.12  Consolidation, Merger and Acquisition....................................................12
                  7.13  Prohibited Transactions..................................................................13
                  7.14  Compliance with ERISA....................................................................13
                  7.15  Indebtedness.............................................................................13
                  7.16  Operation of the Business................................................................14
                  7.17  Issue of Equity Securities...............................................................14

         8.  Defaults.  .........................................................................................14
                  8.1  Events of Default.........................................................................14
                  8.2  Notice to the Holders.....................................................................16
                  8.3  Annulment of Defaults.....................................................................16
                  8.4  Waiver by Company; Severability of Remedies...............................................16
                  8.5  No Waiver of Rights.......................................................................16
                  8.6  Costs and Expenses of Collection..........................................................17
                  8.7  Remedies Cumulative.......................................................................17

         9.  Definitions.........................................................................................17

         10.  Miscellaneous Provisions...........................................................................22
                  10.1  Stamp and Other Taxes....................................................................22
                  10.2  Expenses.................................................................................22
                  10.3  Survival of Covenants; Successors and Assigns............................................22
                  10.4  Notices and Communications...............................................................22
                  10.5  Amendments and Waivers...................................................................23
                  10.6  Governing Law............................................................................23
                  10.7  Entire Agreement.........................................................................23
                  10.8  Specific Performance; Other Rights and Remedies..........................................23
                  10.9  Saturdays, Sundays, Holidays, etc........................................................24
                  10.10  Brokers, etc............................................................................24
                  10.11  Headings; Counterparts..................................................................24
                  10.12  Severability............................................................................24
                  10.13  Further Acts............................................................................24
                  10.14  Specific Performance; Other Rights......................................................25

SCHEDULES:

         DISCLOSURE SCHEDULE

EXHIBITS

         Exhibit A:        Form of Note
         Exhibit B:        Form of Guaranty

         THIS NOTE PURCHASE AGREEMENT (this "Agreement"), made as of September 30, 1997, by and between OPM - USA - INC., a Florida corporation (the "Company"), and American Tower Systems, Inc., a Delaware corporation ("American" or the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, American and the stockholders of the Company are parties to a stock purchase agreement, dated as of the date hereof (the "Acquisition Agreement"), with respect to the acquisition (the "Acquisition") by American of all of the outstanding capital stock of the Company which is engaged in the business of owning, leasing and operating communications towers (the "OPM Business"); and

         WHEREAS,  the  Company  proposes to issue and sell on the date hereof a
Note in the principal amount of $9,000,000 and American is willing to purchase the Note in order to provide funds to the Company for corporate purposes;

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein contained, and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

         1.  Issue and Sale of Securities.

         1.1 Description of Securities. The Company has duly authorized the issue and sale, on the terms hereinafter provided, of the Note. As used herein, the term "Notes" shall mean the Note together with any notes issued and delivered in exchange or substitution therefor or for any other Notes or on transfer of the Initial Note or any other Notes as herein provided and the term "Note" shall mean any of the Notes. The Notes shall be in or substantially in the form set forth in Exhibit A hereto. Each Note shall be dated the date of its issue, shall mature on September 30, 2000, shall bear interest from the date of its issue, on the amount outstanding from time to time, at an annual rate equal to the greater of (a) 10% or (b) Prime Rate plus 3%, on the unpaid principal balance thereof, compounded on the last day of each calendar month, commencing October 31, 1997, while such Note is outstanding, and payable at maturity, including by way of acceleration or otherwise, and interest at the rate of 2% per annum in excess of what would otherwise have been paid on any overdue principal and, to the extent legally enforceable, any overdue interest. Interest on the Notes shall be computed on the basis of a 360-day year. Subject to
Section 8.1, the outstanding principal amount of the Notes shall be paid in accordance with the provisions of Section 6.1. The term "Prime Rate" shall mean the rate, from time to time, published in the Wall Street Journal and each change in the Prime Rate shall effect a simultaneous change in the minimum rate of interest payable on the Notes.

         1.2 Purchase and Sale. On the basis of the representations and warranties and on the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue and deliver to American, and American agrees to acquire from the Company and the Note at a purchase price (the "Purchase Price") equal to 100% of the principal amount of the Note, except that the loans evidenced by the Note shall be advanced not more frequently than twice a month, on such date (an "Advance Date") not less than three (3) business days subsequent to delivery to American by the Company of a request for an advance (an "Advance Request"). Notwithstanding the foregoing, American shall not be obligated to make any advance (a) upon the occurrence and during the continuance of a Potential Default or Event of Default or (b) if the Notes shall have become due and payable pursuant to the provisions of Section 6.1.

         1.3 Closing. The Closing (the "Closing") shall be held at such time, place and manner not later than September 30, 1997 as the Company and American shall agree (the date on which the Closing occurs being herein called the "Closing Date"). At the Closing, the Company will deliver to American the Note in the principal amount of $9,000,000 registered in the name of American, in exchange for the initial advance requested by the Company in accordance with the provisions of Section 1.2 by American in the form of bank wire transfers, evidenced by an advice of bank credit issued by a member of the Federal Reserve System, in the amount of such requested advance. Such wire transfers shall be made to such account as the Company shall have designated by notice to American at least one (1) business day in advance of the Closing.

         Subsequent advances by American shall be made by American in accordance with the provisions of Section 1.2 upon receipt by American of (a) an Advance Request accompanied by an officer's certificate to the effect that the representations and warranties contained in Section 2 shall be true and correct in all material respects on and as of the Advance Date; no Material Adverse Change affecting the Company shall be pending or, to the Company's knowledge, threatened; no event which constitutes an Event of Default or a Potential Default shall have occurred and be continuing on the Advance Date, (b) an officer's certificate specifying in reasonable detail the proposed use of such advance, and (c) American's having approved such use, such approval not to be unreasonably withheld, delayed or conditioned.

         2. Representations and Warranties of Company. The Company represents and warrants that:

         2.1  Organization and Business; Power and Authority.

                  (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted.

                  (b) The Company has adequate power and authority (corporate and other) and all necessary franchises, permits, licenses and other rights and privileges to allow it to execute and deliver, and to perform its obligations under, this Agreement, the Notes and each other Related Agreement to which it is a party, and to issue and sell the Note. The execution, delivery and performance of this Agree ment, the Notes and each of the other Related Agreements to which the Company is a party have been duly authorized by all requisite corporate action, including that, if required, of the Company's stockholders. This Agreement has been duly and validly executed and delivered by the Company and constitutes, and the Notes and each other Related Agreement to which it is a party when executed and delivered by the Company will have been duly and validly executed and delivered by the Company and will constitute, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. The holders from time to time of the Notes will be entitled to the rights and benefits set forth in the Notes and this Agreement.

                  (c) The Guaranty, when executed and delivered by the Guarantor, will have been duly executed and delivered by the Guarantor and will constitute, valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (d) The Company does not own any voting shares or other equitable interest in any Person, however organized and however such interest may be denominated or evidenced, which owns or has any interest in the assets and property or business of any of the OPM Assets or the OPM Business, except as set forth in the Disclosure Schedule.

                  (e) The Company has adequate power and authority (corporate and other) under the laws of its jurisdiction of organization and all necessary franchises, permits, licenses and other rights and privileges to allow it to execute and deliver, and to perform its obligations, under, the Acquisition Agreement and the execution, delivery and performance of the Acquisition Agreement has been duly authorized by all requisite corporate action on the part of the Company.

                  (f) Except as set forth in the Disclosure Schedule, neither the execution and delivery of this Agreement, the Notes or any of the other Related Agreements to which it is a party, nor the offer, issue, sale or delivery of any or all of the Notes, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Company:

                           (i) will  conflict  with,  or  result  in a breach or
                  violation of or constitute a default in the performance, observance or fulfillment of any obligation, covenant or condition contained in, or constitute, or but for any requirement of giving of notice or passage of time or both would constitute, a default or an event of default by the Company under, any Applicable Law or, to the Company's knowledge, any Private Authorization, Governmental Authorization or Material Contractual Obligation;

                           (ii) will, to the Company's knowledge,  result in the
                  creation or imposition of any Lien upon any of the properties of the Company; or

                           (iii) will, to the Company's  knowledge,  require any
                  approval or action of, or filing with, any Authority, except as set forth in the Disclosure Schedule.

         2.2 Business; Financial Information. The Company has heretofore furnished to American copies of the financial statements of the Company listed in the Disclosure Schedule (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted in the Disclosure Schedule, are true, complete and correct in all material respects, do not contain any untrue statement of a material fact or omit to state a material fact required by GAAP to be stated therein or necessary in order to make the statements contained therein not misleading, and fairly present the financial condition of the Company and results of operations and cash flow of the Company on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end audit adjustments and accruals. Except as set forth in the most recent balance sheet constituting a part of the Financial Statements, the Company does not have any Indebtedness for Money Borrowed. As of the Closing Date, after giving effect to all of the transactions contemplated hereby, the Company will be Solvent.

         2.3 Changes in Condition. Since the date of the most recent balance sheet constituting a part of the Financial Statements (the "Most Recent Balance Sheet"), except as specifically set forth in the Disclosure Schedule, there has been no Material Adverse Change of the Company. There is, as of the date hereof, no fact known to the Company which, in the reasonable judgment of the Company, Materially Adversely Affects, or might, in the reasonable judgment of the Company (so far as the Company can now foresee), Materially Adversely Affect, the Company, except as specifically set forth in the Disclosure Schedule.

         2.4 Acquisition Representations and Warranties. The representations and warranties set forth in Section 3.5 through 3.23, both inclusive, are incorporated herein by reference and made by the Company hereunder, except that all references to the OPM Disclosure Schedule (as defined in the Acquisition Agreement) shall be deemed not to be applicable for purposes of this Agreement and the Company represents and warrants, in lieu of the specific exceptions to the representations and warranties to be set forth in the OPM Disclosure Schedule, that such exceptions would not reveal any Event of which American is unaware as of the date of this Agreement and/or any breaches of the representations and warranties incorporated herein by reference (without regard to matters set forth in the OPM Disclosure Schedule), which unknown Event and/or breaches in the aggregate would have a Material Adverse Effect on the Company or on ability of the Company to continue to operate the OPM Business as it is currently being operated

         2.5 Private Sale. The Company has not, directly or indirectly or through anyone acting on its behalf, offered any of the Notes or any similar securities for sale to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated in respect thereof with, any Person or Persons other than American, and the Company agrees that neither it nor any agent on its behalf will offer to sell any of the foregoing securities, or solicit any offers to buy any thereof, or otherwise approach or negotiate with any Person in respect thereto, or take any other action, so as to bring the issuance and sale of any of the Notes under the registration provisions of the Securities Act.

         2.6 Disclosure. To the Company's knowledge, neither the Disclosure Schedule nor any other document, certificate or statement furnished to American by or behalf of the company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         2.7 Use of Proceeds. The Company shall use the proceeds of the sale of the Note to American hereunder to complete the development of new communication sites and capital improvements to its existing communication sites, and for other general corporate purposes (other than the repayment of any Indebtedness for Money Borrowed).

         3. Representations, Warranties and Covenants of American. American represents and warrants that:

         3.1  Organization and Business; Power and Authority.

         (a) American (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and (ii) has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted.

         (b) American has adequate power and authority (corporate and other) and all necessary franchises, permits, licenses and other rights and privileges to allow it to execute and deliver, and to perform its obligations under, this Agreement and each other Related Agreement to which it is a party; and the execution, delivery and performance of this Agreement and each other Related Agreement to which it is a party have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by American and constitutes, and each other Related Agreement to which it is a party when executed and delivered by American will have been duly and validly executed and delivered by American and will constitute, valid and binding obligations of American, enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         (c) Neither the execution and delivery of this Agreement or any of the other Related Agreement to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by American will, from and after October 1, 1997:

                  (i) conflict with, or result in a breach or violation of or constitute a default in the performance, observance or fulfillment of any obligation, covenant or condition contained in, or constitute, or but for any requirement of giving of notice or passage of time or both would constitute, a default or an event of default by American under, any Applicable Law, Private Authorization, Governmental Authorization or Contractual Obligation, or

                  (ii) require any approval or action of, or filing with, any Authority, except as United States and state securities, antitrust and communications laws may apply.

         3.2  Investment Representation.

         (a) American is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act and has been furnished with and had access to all information, financial and other, and has the opportunity to ask questions of the management of the Company with respect to the Company and American's proposed investment therein.

         (b) American is acquiring the Notes to be purchased by it for its own account for investment with no present intention of distributing or reselling the same, subject, nevertheless, to its right to dispose of the Notes or any part thereof in its sole discretion; provided, however, that notwithstanding the foregoing, American may pledge any or all of the Notes to any bona fide lender to American. American understands that the Company is not and will not be required to file a registration statement under the Securities Act in connection with any sale, transfer or other disposition of the Notes.

         3.3 Covenant Regarding Transfer. American covenants and agrees that it will not sell, assign, transfer or otherwise dispose of any of the Notes in violation of the Securities Act.

         4. Conditions of Closing. American's obligation to purchase the Notes shall be subject to compliance by the Company with its agreements herein contained, to the truth and accuracy of the certificates to be furnished to it pursuant to this Section, the truth and accuracy of the representations and warranties made by the Company herein, and to the condition that all instruments and corporate and legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory in form, scope and substance to American and its counsel, and American and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which it or its counsel may reasonably request in connection therewith, such documents where requested or appropriate to be certified by proper corporate or governmental authorities, and to the satisfaction on the Closing Date of the following further conditions:

         4.1 Company's Officer's Certificate. The representations and warranties contained in Section 2 shall be true and correct on and as of the Closing Date (without giving effect to any exceptions shown on the Disclosure Schedule with respect to Section 2.1(f)); (b) no Material Adverse Change affecting the Company shall be pending or, to the Company's knowledge, threatened; and (c) no event which if the Notes had been outstanding immediately prior to the Closing Date would constitute an Event of Default or a Potential Default shall have occurred and be continuing on the Closing Date. American shall have received on the Closing Date a certificate dated the Closing Date to such effect, and to the effect that each of the conditions set forth in this Section has been satisfied in all material respects, signed by an authorized executive officer of the Company.

         4.2 Company's Secretary's Certificate. A certificate, dated as of the Closing Date, executed by the Company's secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of the Company, authorizing and approving the execution of this Agreement by the Company and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) providing, as attachments thereto, a certificate of good standing certified by an appropriate Florida state official as of a date not more than fifteen (15) days before the Closing Date and by the Company's secretary as of the Closing Date, and a copy of the Company's Articles of Incorporation and By-Laws as in effect on the date thereof, certified by the Company's secretary as of the Closing Date.

         4.3 Opinion of Company Counsel. American shall have received favorable opinions, dated the Clos ing Date and reasonably satisfactory in scope, form and substance to it and its counsel, from counsel for the Company, (i) to the effects stated in Sections 2.1(a), 2.1(b), 2.1(c), 2.1(e) (limited to corporate power and authority), 2.1(f) (to such counsel's knowledge), and 7.2(b) (of the Acquisition Agreement), and (ii) to the effect that the offer, issue, sale and delivery of the Notes under the circumstances contemplated by this Agreement constitute transactions exempt from the registration provisions of the Securities Act, and neither the registration thereunder of the Notes nor the qualification of this Agreement under the Trust Indenture Act of 1939, as amended to date, is required. Such opinion shall assume that this Agreement is governed by Florida law.

         4.4 Legality; Governmental and Other Authorizations. Except as set forth on the Disclosure Schedule, the purchase of and payment for the Notes shall not be prohibited by any law or governmental order or regulation applicable to American, and shall not subject American to any penalty, tax, liability or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registration, declaration or filing with, any Authority or any other Person, with respect to the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

         4.5 Guaranty. The Guarantor shall have executed and delivered the Guaranty to American.

         5. Payment and Exchange of Notes; Lost Notes.

         5.1 Payments. Any other provision of this Agreement or of the Notes notwithstanding,

                  (a) interest, principal and any premium to be paid in respect of any Note held by American or its nominee shall be paid by wire transfer of immediately available funds to such accounts as may from time to time be designated in writing by American, or in such other reasonable manner, or at such other address, as may from time to time be designated in writing by American by notice given in accordance with the provisions of this Agreement;

                  (b) interest, principal and any premium to be paid to any subsequent Holder of Record that is an Institutional Investor shall be paid by wire transfer (or such other reasonable manner as requested in writing by such Holder of Record) of immediately available funds to such Holder of Record at such address in the United States of America as may from time to time be designated in writing to the Company by such Holder of Record by notice given in accordance with the provisions of this Agreement; and

                  (c) interest, principal and any premium to be paid to any other Holder of Record shall be paid by mailing a check (in the case of interest) and certified or bank cashier's check (in the case of principal) to such Holder of Record, at the address of such Holder shown on the register maintained pursuant to the provisions of this Agreement, or such other address in the United States of America as may from time to time be designated in writing to the Company by such Holder of Record by notice given in accordance with the provisions of this Agreement.

         Interest, principal and any premium to be paid in respect of any Note shall be paid without any presentment or notation of payment, and the amount of principal so paid on any Note shall be regarded as having been retired and canceled at the time of payment. Each Holder of Record of any Note shall, however, at any time during its regular business hours on any day when a payment of principal is due, permit the Company at the office of the Holder of Record of such Note to make appropriate notation on such Note of the amount of principal which has been paid thereon, if the Company at least fifteen (15) days in advance shall have requested in writing permission to make such notation. Before the transfer of any Note, the Holder of Record thereof shall make a notation thereon of the date to which interest has been paid and of all principal payments theretofore made thereon, and shall in writing notify the Company of the name and address of the transferee, but notwithstanding the giving of such notice, such transferee shall not be considered a Holder of Record of such Note until it shall have complied with the provisions of Section 5.4. Any Note with respect to which interest, principal and any premium has been fully paid shall be marked paid in full and surrendered to the Company and shall be retired and canceled.

         5.2 Exchange. The Holder of Record of any of the Notes may, prior to maturity or prepayment thereof, surrender any Note held by it for exchange at the principal office of the Company. Within a reasonable time thereafter and without expense to such Holder of Record, the Company shall issue in exchange therefor another Note or Notes of the same issue for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered, in such denomination or denominations as the Holder of Record making such exchange shall request; provided, however, that if the issue of more than one such new Note is requested, such new Notes shall be issued only in denominations of $10,000, or larger amounts which are integral multiples of $10,000, except that one Note so issued shall be for the amount by which the unpaid principal amount of the Note or Notes so surrendered exceeded an integral multiple of $10,000. Each such new Note shall be payable to such Person or Persons, or order, as the Holder of Record of such surrendered Note or Notes may designate in writing, and such exchange or transfer shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. Any Note issued and delivered in accordance with the provisions of this Section shall be dated as of the date to which interest has been paid on the Note exchanged therefor. The Company agrees that it will pay shipping and insurance charges from and to the main office of any Institutional Investor involved in any exchange or transfer of a Note or Notes held by it. Notwithstanding the foregoing provisions of this Section, the Company shall not be required to issue and deliver any new Notes pursuant to this Section unless it is indemnified against and held harmless from any United States and state documentary stamp or similar excise taxes and any transfer taxes.

         5.3 Replacement of Notes. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of any Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such Note in a principal amount equal to the sum of the then unpaid principal amount of, together with accrued and unpaid interest on, such lost, stolen, destroyed or mutilated Note. Any Note made and delivered in accordance with the provisions of this Section shall be dated as of the date to which interest has been paid on the Note lost, stolen, destroyed or mutilated and shall indicate that it is being issued in substitution for, but not in payment of, the lost, stolen, destroyed or mutilated Note. The term "outstanding" when used in this Agreement with reference to the Notes as of any particular time shall not include any Note in lieu of which a new Note has been made and delivered by the Company in accordance with the provisions of this Section or any Note held by the Company. Notwithstanding any provision to the contrary herein or in the Notes, if any Note of which American or any Institutional Investor is the holder is lost, stolen or destroyed, then the affidavit of the principal financial officer of such Institutional Investor, setting forth the circumstances with respect to such loss, theft or destruction, shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to the execution and delivery of a new Note or Notes for a like aggregate principal amount, other than a written agreement by such Institutional Investor, in form reasonably satisfactory to the Company, to indemnify the Company against loss on account of the making of any payment in respect of any such lost or stolen Note to any Person legally entitled to such payment.

         5.4 Transfer Office and Record of Holders of Notes. The Company will at all times keep or cause to be kept, at the principal office of the Company, appropriate records for the registration and transfer of the Notes, identifying the Holders of Record, from time to time, of the Notes, and shall cause to be recorded therein the names and addresses of the Holders of Record of the Notes from time to time, and any and all transfers thereof; provided, however, that the Company shall be required to record the transfer of a Note only if and when a subsequent holder shall have (a) presented such Note to the Company for inspection, properly endorsed or assigned and in order for transfer, (b) delivered to the Company a written notice of its acquisition of such Note, and
(c) designated in writing an address to which payments on and notices in respect of such Notes shall be transmitted.

         5.5 Transfer of Notes. Subject to the provisions of this Agreement, any Note may be transferred at the principal office of the Company by surrender thereof for cancellation, endorsed or accompanied by a written instrument of transfer, in form reasonably satisfactory to the Company, duly executed by or on behalf of the Holder of Record, and thereupon the Company will issue and deliver, in the name of the transferee or transferees, a new Note, for a like aggregate principal amount, dated as of the date to which interest has been paid on the Note so transferred.

         5.6 Registered Owners of Notes. Except as provided in Section 5.1 (with respect to places of payment designated by American or a Holder of Record) and
Section 10.4 (with respect to notices to nominees designated as such), the Company and all other Persons may treat the registered holder, as shown on the records maintained pursuant to Section 5.4, of any Note, for the time being, as the owner thereof for the purposes of receiving payment of the principal of and premium, if any, and interest on such Note and for all other purposes, and the Company shall not be affected by any notice or knowledge to the contrary, whether payments on the Notes shall be overdue or not; and the Company, and every successive registered holder and assignee of a Note by accepting or holding the same, shall be deemed to have consented to and agreed with the provisions of this Section.

         6.  Payment Provisions.

         6.1 Required Payments. Subject to the provisions of Section 6.2(a), the Notes shall be paid in their entirety, without premium but with interest accrued and unpaid thereon to the date of payment, upon the earlier to occur of (a) the occurrence of the Acquisition Termination Date, and (b) September 30, 2000.

         6.2 Restriction on Optional Payments. The Company may prepay the Notes, in whole or from time to time in part, at their principal amount, without premium but with interest accrued and unpaid thereon to the date of payment.

         6.3 Notice of Payment and Offers to Repurchase. Notice of each required or optional payment of Notes pursuant to Section 6.1 or 6.2 and each optional offer to repurchase pursuant to Section 6.5 shall be given not less than ten (10 nor more than thirty (30) days before the date of payment or proposed repurchase date, and all such notices shall be given by mailing by registered or certified mail to each Holder of Record of Notes to be paid or repurchased a notice of intention, or offer, to pay or repurchase, which notice shall include statements specifying (a) the date of the intended payment or the proposed repurchase date, (b) the provision of this Agreement pursuant to which such payment or offer is being made, (c) the aggregate principal amount of the Notes to be paid, or to which such offer to repurchase relates, (d) the principal amount of the Notes registered in the name of such Holder to be paid, or to which such offer to repurchase relates, and (e) the premium, if any, and accrued interest to be paid in respect of the principal amount so to be paid, or to which such offer to repurchase relates.

         6.4 Maturity; No Reissue. Notes or portions thereof to be paid pursuant to any provision of this Agreement shall become due and payable on the payment date, together with accrued interest and premium, if any, and from and after such date (unless the Company shall default in paying the amounts then due) interest thereon shall cease to accrue. Any Note paid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in respect of any paid principal amount of any Note, and no such paid Note or paid portion of a Note shall be considered to be "outstanding" for any purpose hereof.

         6.5 Purchase of Notes. The Company will not, and will not permit any Subsidiary to, purchase or otherwise acquire any Note except (a) by way of payment in accordance with the provisions of the Notes and this Agreement, or
(b) pursuant to a repurchase offer made by the Company pro rata and on the same terms to each Holder of Record of Notes to be repurchased at the time outstanding, pursuant to a notice given in accordance with Section 6.3 which notice shall state whether such offer may be accepted in part or only in full, and shall provide that any such acceptance may be given by written notice to the Company in accordance with the provisions of this Agreement at any time prior to such date, not less than thirty-five (35) days from the date of the notice of the Company's offer under this Section as shall be specified therein. Any Notes repurchased pursuant to this Section shall be canceled by the Company, and shall not be reissued or deemed to be "outstanding" for any purpose of this Agreement.

         7. Special Covenants of Company. Without limiting any other covenant or provision hereof, the Company covenants and agrees that so long as any of the Notes are outstanding, it shall comply with, perform and observe the following covenants and provisions and shall cause each Subsidiary, if any, to comply with, perform and observe said covenants and provisions as are applicable thereto (it being understood, in any event, that to the extent any of the covenants of this Section refer to consolidated financial information they shall apply to the Company only in the event that the Company has no Subsidiaries).

         7.1 Payments. The Company will duly and punctually pay the principal of and premium, if any, and interest on the Notes in accordance with the terms of this Agreement and the Notes.

         7.2 Prompt Payment of Taxes and Indebtedness. The Company will, and will cause each of its Subsidiaries to, pay promptly, or cause to be paid promptly, all taxes, assessments and other governmental charges or levies of whatever nature imposed on it, or upon it or its income or profits, or upon any of its property, real, personal or mixed; provided, however, that unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced, nothing herein shall require the Company or any Subsidiary to pay any such tax, assessment, charge or levy so long as the validity thereof shall be currently contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books reserves deemed adequate by the Company's Independent Accountants with respect thereto in accordance with GAAP, consistently with the Financial Statements delivered to American hereunder. The Company will, and will cause each of its Subsidiaries to, (a) pay or cause to be paid when due all payments of principal of and premium and interest on Indebtedness for Money Borrowed and will not permit or suffer any such Indebtedness for Money Borrowed to become or remain in default, (b) pay or cause to be paid when due all lawful claims for labor and rents, and (c) pay or cause to be paid in a manner consistent with prudent business practice all trade payables and pay or cause to be paid when due all other Indebtedness upon which it is or becomes obligated, except, in each case, other than that referred to in clause
(a), to the extent payment is being contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books reserves deemed adequate by the Company's Independent Accountants with respect thereto in accordance with GAAP, consistently with the Financial Statements delivered to American hereunder, unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

         7.3 Conduct of Business. The Company (a) will, and will cause each of its Subsidiaries to, continue to engage in the business of owning and operating the OPM Assets and conducting the OPM Business and (b) will do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and its rights and franchises necessary to conduct such business. Notwithstanding clause (b) of the preceding sentence, the Company may merge or cause any Subsidiary to be merged with or into the Company or another Subsidiary, or may cause any Wholly-Owned Subsidiary which is a Wholly-Owned Subsidiary of another Subsidiary to liquidate and distribute its assets and liabilities to such latter Subsidiary.

         7.4 Maintenance of Property and Leases. The Company will, and will cause each of its Subsidiaries to: (a) keep its assets and property relating to each of the OPM Assets and the OPM Business in good repair, working order and condition, and from time to time will make all repairs, renewals, replacements, additions and improvements thereto so that its business may be properly and advantageously conducted at all times; and (b) comply in all material respects with the provisions of all leases of real or personal property relating to each of the OPM Assets and the OPM Business to which it is a party or under which it occupies or uses property so as to prevent any loss or forfeiture thereof or thereunder; provided, however, that the Company or any Subsidiary may cancel, surrender or modify any such lease if such action is deemed to be advantageous to the Company's or such Subsidiary's business.

         7.5 Maintenance of Insurance. The Company will, and will cause each Subsidiary to: (a) keep its assets and property relating to each of the OPM Assets and the OPM Business which are of an insurable character and which are customarily insured by companies of established reputation engaged in the same or similar business similarly situated insured by financially sound and reputable insurers against loss or damage by fire, explosion and hazards insured against by extended coverage in amounts sufficient to prevent the Company or any Subsidiary from becoming a co-insurer; and (b) maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property, to the extent and in the manner customary for companies of established reputation engaged in the same or similar businesses similarly situated.

         7.6 Maintenance of Accounts and Records. The Company will, and will cause each of its Subsidiaries to, keep true records and books of account in which full, true and correct entries will be made of dealings and transactions in relation to the ownership and operation of the OPM Assets and the conduct of the OPM Business, in accordance with GAAP consistently applied, except as otherwise set forth in the Disclosure Schedule, and shall prepare the financial statements required to be furnished pursuant to Section 7.9. The Company will, and will cause each Subsidiary to, apply accounting principles in the preparation of the financial statements of the Company and its Subsidiaries, which, in the judgment of the Company, are in accordance with GAAP consistently applied, except that no notes shall be required with respect thereto and except as otherwise set forth in the Disclosure Schedule. In the event of a change in any method of accounting used by the Company or any Subsidiary that is permitted by this Agreement, such change shall not be deemed to result in an Event of Default if, at the time of such change, an Event of Default had not oc curred and was not then continuing, based upon the former methods of accounting used by the Company; provided, however, that, if, after any such change in accounting methods, either the Company or American (or the holders of the Notes) determine in good faith that any requirements of this Agreement are substantially altered as a result of such change, the Company and American agree to negotiate in good faith with respect to a change in such requirements.

         7.7 Compliance With Laws. The Company will, and will cause each of its Subsidiaries to, comply with all Applicable Laws in respect of the conduct of the OPM Business and the ownership of the assets and property of the OPM Assets, except such as are being contested in good faith and except for such noncompliances as will not in the aggregate have a Material Adverse Effect on the Company.

         7.8 Miscellaneous Information. From time to time upon request, the Company will furnish to each Holder of any of the Notes such information regarding the business, properties, financial condition and results of operation of the Company and its Subsidiaries in such detail as may reasonably be requested; and the Company covenants and agrees that any authorized representative of any such Holder shall have the right, reasonably exercisable, to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine and to discuss their affairs, finances and accounts (including without limitation any letters of com ment with respect to audits, letters to management or confidential reports relating to financial matters submit ted to the Company or its Subsidiaries by independent public accountants) with, and be advised as to the same by, their officers, all at such reasonable times and intervals as such Holder may reasonably request.

         7.9 Information and Reports to Be Furnished by Company. The Company will furnish to each Holder of any of the Notes:

                  (a) Financial Statements. The following financial statements of the Company, substantially in the form customarily prepared by the
         Company:

                           (i) Quarterly Reports. In duplicate as soon as available and, in any event, within forty-five (45) days after the end of each quarter (including the last) of the Company's fiscal year, a balance sheet, and related statements of income and retained earnings and cash flow for such period (including year to date), together with comparative figures as at such date or for the same periods of the preceding year and for the Company's budget for such fiscal year, all in reasonable detail, accompanied by supporting statements and schedules, normally prepared by the Company in connection therewith, and accompanied by a certificate of the principal financial or accounting officer of the Company (A) stating that such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the financial condition of the Company at and as of the dates thereof and the results of its operations for the periods covered thereby subject only to normal non-material year-end accounting adjustments, and (B) stating that he has reviewed this Agreement and has no knowledge of any breach of or default under the provisions of Section 7.10 through 7.15, both inclusive, or Section 7.17, or, if he has such knowledge, specifying such breach or default and the nature thereof and the period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

                           (ii) Monthly Reports. In duplicate as soon as available and, in any event, within forty-five (45) days after the end of each month (including the last) of the Company's fiscal year, a balance sheet, and related statements of income and retained earnings and cash flow for such period (including year to date), together with comparative figures as at such date or for the same periods of the preceding year and for the Company's budget for such fiscal year, all in the form customarily prepared for management.

                           (iii) Annual Statements. In duplicate as soon as available and, in any event, within one hundred and twenty
                  (120) days after the end of each fiscal year of the Company, a balance sheet, and related statements of income and retained earnings and cash flow for such year, together with comparative figures as at the end of and for the immediately preceding fiscal year and for the Company's budget for such fiscal year, all in reasonable detail, ac companied by supporting statements and schedules, normally prepared by the Company in connection therewith, and accompanied by (A) a letter from a firm of certified public accountants to the effect that it has reviewed (but not audited) such statements, and (B) a certificate of the principal financial or accounting officer of the Company with respect to the matters set forth in clause (B) of paragraph (i) of this subdivision.

                           (iv) Annual Budget. in duplicate as soon as available
                  and, in any event, on or prior to March 1 of each year, an annual budget with respect to the OPM Assets and the OPM Business containing, in reasonable detail, information with respect to the balance sheet, statements of income and retain earnings, cash flow and Capital Expenditures for the calendar year, all in a form substantially similar to those of the financial statements required to be delivered pursuant to the provisions of this Section 7.9(a); and, thereafter, promptly, from time to time during the course of such year, amendments to such annual budget.

                           (v) Reports to Stockholders  or Others.  In duplicate
                  promptly upon the sending, making available or filing of the same, copies of all proxy statements, registration statements, prospectuses, reports and financial statements that the Company shall send or make available to its stockholders or file with the Securities and Exchange Commission or any stock exchange upon which its capital stock may be listed.

                  (b) Notice of Litigation, Event of Default, Potential Default, etc. The Company will promptly give notice of any litigation or any administrative proceeding to which it or any Subsidiary may hereafter become a party which involves a potential liability to the Company or any Subsidiary of at least $50,000, or which may have any Material Adverse Effect on the Company. Forthwith upon any executive officer of the Company obtaining knowledge of any of the following, the Company shall give to American prompt written notice of any Change in Control or proposed Change in Control, any Act of Bankruptcy and any Event or Default or Potential Default, specifying the nature and period of existence of any such Event of Default or Potential Default and what action the Company has taken, is taking or proposes to take with respect thereto.

         7.10 Liens. The Company will not, and will not permit any Subsidiary to, create or incur, directly or indirectly, or suffer to be created or incurred or to exist (except in favor of the Company or a Wholly-Owned Subsidiary), any Lien upon any of the assets or property of the Company or any Subsidiary other than the Permitted Liens.

         7.11 Distributions. The Company will not, and will not permit any Subsidiary to, declare, order, pay or make, directly or indirectly, any Distribution (other than dividends paid by a Subsidiary to a Wholly-Owned Subsidiary or the Company) or set apart any sum or property therefor, or agree to do so.

         7.12 Consolidation, Merger and Acquisition. Subject to the provisions of the Letter of Intent and, if executed and delivered, the Acquisition Agreement (so long as it shall remain in effect), the Company will not, directly or indirectly:

                  (a) voluntarily liquidate, dissolve or otherwise wind up its business; or

                  (b) permit any Subsidiary to merge or consolidate with any Person (other than the Company or a Wholly-Owned Subsidiary) unless (i) the surviving or resulting Person is a Subsidiary which is organized under the laws of a state of the United States of America or the District of Columbia, and (ii) no condition or event shall exist prior to, as a result of or immediately after giving effect to such merger or consolidation which constitutes an Event of Default or a Potential Default, including without limitation the provisions of paragraph (c) of this Section; or

                  (c) consolidate with or merge into another Person (other than a Wholly-Owned Subsidiary) or permit another Person to consolidate or merge into it, or acquire (x) all or any substantial part of the assets, property or business of, or (y) any assets that constitute a division or operating unit of the business of, any other Person, unless such assets, property or business are or is, as the case may be, consolidated with the Company for financial reporting purposes and unless

                           (i) the Person surviving such consolidation or merger, is either (A) the Company, or (B) an Entity which (I) is organized under the laws of a state of the United States of America, or the District of Columbia, and (II) shall expressly assume the obligations of the Company under this Agreement and under the Notes to the same extent and with the same effect as though such surviving Person were a party hereto and thereto and were named and defined as the "Company" herein and therein;

                           (ii) no condition  or event shall exist,  either as a
                  result of, or immediately after giving effect to, such consolidation, merger or acquisition which constitutes an Event of Default or a Potential Default;

                           (iii) none of the rights,  privileges or  preferences
                  of any holder of the Notes would be adversely affected by such consolidation, merger or acquisition; and

                           (iv) in the case of any such acquisition,  all of the
                  assets, property and business to be acquired, to the extent they relate to any of the OPM Assets or the OPM Business, shall have been made subject to the Lien of the Security Agreement on terms and conditions satisfactory to the holders of the Notes.

         7.13 Prohibited Transactions. Except as set forth on the Disclosure Schedule and marked "Permitted Affiliated Transactions" or as otherwise agreed upon by the holders of the Notes, the Company will not, and will not permit any Subsidiary to, permit to exist or enter into any agreement or arrangement whereby it engages in a transaction of any kind with any Subsidiary (other than a Wholly-Owned Subsidiary), or with any other Affiliate of the Company or any Subsidiary except on terms no less favorable to the Company as could be obtained from Persons who are not Affiliates of the Company..

         7.14 Compliance with ERISA. The Company will, and will cause each if its Subsidiaries to, fulfill the obligations under the minimum funding standards of ERISA and the Code with respect to each Plan relating to any of the OPM Assets or the OPM Business, to the extent such minimum funding standards are applicable, and comply in all material respects with the presently applicable provisions of ERISA and the Code, and will not, and will not permit any Subsidiary to, incur any material liability to the PBGC or any such Plan under Title IV of ERISA.

         7.15 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness pursuant to this Agreement;

                  (b) Indebtedness (other than Indebtedness for Money Borrowed) arising in connection with the Permitted Liens;

                  (c) Indebtedness incurred in the ordinary course of business which does not represent Indebtedness for Money Borrowed;

                  (d) Indebtedness existing on the date of this Agreement and set forth in the Disclosure Schedule; and

                  (e) Other Indebtedness for Money Borrowed so long as, after giving effect thereto and concurrent repayment of Indebtedness for Money Borrowed, the aggregate principal amount of Indebtedness for Money Borrowed to be outstanding would not exceed five (5) times Operating Cash Flow for the most recent twelve months ending on the calendar quarter for which financial statements are required to have been delivered pursuant to the provisions of Section 7.9(a)(i), so long as after giving effect to such Indebtedness for Money Borrowed no Potential Default or Event of Default has occurred and is continuing.

         7.16 Operation of the Business. The Company will, and will cause each of its Subsidiaries to, comply with the provisions of the Acquisition Agreement (so long as it remains in effect), including without limitation Section 6.6 thereof, and, at such time as the Acquisition Agreement no longer remains in full force and effect, will comply with Section 6.6 thereof which is incorporated herein by reference with the same force and effect as though set forth hereat in its entirety.

         7.17 Issue of Equity Securities. The Company will not issue, or agree to issue, any shares of capital stock or any Convertible Securities or Option Securities, if such issuance would result in a Change of Control of the Company.

         8.  Defaults.

         8.1 Events of Default. If one or more of the following events (herein termed "Events of Default") shall have occurred, that is to say:

                  (a) if the Company shall fail to make payment of the principal of or premium, if any, or, for a period of five (5) business days, interest on any of the Notes when and as the same shall become due and payable, whether at their stated maturity, on a date fixed for payment, by a notice of payment or offer to pay, by declaration or otherwise; or

                  (b) if any representation or warranty of the Company contained in this Agreement, or any statement or certificate furnished by the Company in connection with the issue or sale of any of the Notes or pursuant to any provision of this Agreement, shall have been false, incorrect or misleading when made or so certified to, and such representation and warranty was either (i) willfully and intentionally made as such or (ii) not so willfully and intentionally made, but the defect giving rise to such false, incorrect or misleading representation and warranty, to the ext curable, has not been cured within thirty (30) days of the Company obtaining knowledge of the defect and, whether or not curable, has, together with any other such false, incorrect or misleading representations and warranties, resulted in a Material Adverse Change in the Company; or

                  (c) if the Company or any Subsidiary shall fail to observe or perform any of the covenants, agreements or provisions contained in Sections 7.10 through 7.13, inclusive, 7.15, 7.16 and 7.17; or

                  (d) if the Company or any Subsidiary shall fail duly to observe or perform any other covenant, agreement or provision contained in this Agreement, the Notes or any other Related Agreement, other than those referred to in subdivisions (a), (b) or (c) above, and such failure shall have continued for a period of thirty (30) days after written notice to the Company from the holders of a majority in interest of the Notes; or

                  (e) if the Company or any Subsidiary shall default, as principal or as guarantor or other surety, (i) in any payment of principal of or premium, if any, or interest on any Indebtedness for Money Borrowed (other than the Notes), or any purchase money Indebtedness in excess of $100,000, or (ii) with respect to any of the terms of any evidence of such Indebtedness or of any mortgage, security agreement, indenture or other agreement relating thereto, and such default shall continue for more than the period of grace, if any, specified therein; or

                  (f) if one or more final judgments for the payment of money in excess of $150,000 shall be rendered against the Company or any Subsidiary or the Guarantor, and such judgments shall not be discharged or their discharge shall not have been provided for in accordance with its terms, or a stay of execution thereof shall not have been procured within thirty (30) days from the date of the entry thereof, or within said period of thirty (30) day period (or such longer period during which execution on such judgment shall have been stayed), the Company or such Subsidiary or the Guarantor shall not have filed an appeal therefrom (or from the order, decree or process upon which or pursuant to which said judgment shall have been granted, passed or entered); or

                  (g) if the Company or any of its Subsidiaries or the Guarantor shall, as a debtor, be involved in or commit an Act of Bankruptcy; or

                  (h) if a Change in Control with respect to the Company shall be pending or shall have occurred; or

                  (i) if the occurrence of the Acquisition Termination Date;

then, except as set forth below in this Section, (I) in the case of any event specified in subdivision (g) of this Section, there shall automatically become forthwith due and payable the unpaid balance of all of the Notes, and (II) in each and every other case specified in this Section, the holders of a majority in principal amount of the Notes at the time outstanding may by notice in writing to the Company declare to be forthwith due and payable the unpaid balance of all of the Notes, together in any such case with interest accrued thereon, and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived by the Company; the Holders of a majority in principal amount of the Notes of the time outstanding may proceed to protect and enforce their rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or provision contained in the Notes or herein or in aid of the exercise of any power granted in the Notes or herein or in lieu thereof. Notwithstanding any provision to the contrary in this Agreement, no events other than those described in this Section
8.1 shall constitute an Event of Default giving rise to the consequences set forth in clause (I) or (II) of the preceding sentence; provided, however, that should the Event of Default giving rise to the consequences set forth in clause
(I) or (II) of the preceding sentence occur prior to the consummation of the transactions contemplated by the Acquisition Agreement, the Company may, at its sole discretion, elect to pay the Notes at their principal amount, without premium, but including interest accrued and unpaid thereon to the date of payment.

         8.2 Notice to the Holders. If and whenever the Company shall become aware of the existence of any Event which constitutes, or which after giving of notice or passage of time or both would constitute, an Event of Default, the Company shall forthwith give notice to each Holder of such condition or event and what action the Company has taken, is taking or proposes to take with respect thereto. If any creditor of the Company shall take any action, of which the Company shall have actual knowledge, in respect of any Event which constitutes, or which after giving notice or passage of time or both would constitute, an Event of Default, then and in any such event, and whether or not the Company shall have given a notice under the first sentence of this Section with respect to the condition or event to which such demand or action shall relate, the Company shall forthwith give to each Holder written notice, specifying such action and the nature of such alleged default or Event of Default and what actions the Company has taken, is taking or proposes to take with respect thereto.

         8.3 Annulment of Defaults. This Section is subject to the condition that, if at any time after the principal of any or all of the Notes shall have been declared and become due and payable, and before any judgment or decree for the payment of the moneys so due, or any part thereof, shall be entered, all arrears of interest upon all the Notes and all other sums payable upon the Notes (except the principal of and interest on such Notes which by such declaration shall have become payable) shall have been duly paid, and every other Potential Default and Event of Default shall have been made good or cured, then and in every such case the Holders of a majority in principal amount of the Notes at the time outstanding may, by written instrument or instruments filed with the Company, rescind and annul such declaration and its consequences. No rescission or annulment under this Section shall extend to or affect any subsequent Potential Default or Event of Default or impair any right consequent thereon.

         8.4 Waiver by Company; Severability of Remedies. To the fullest extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, (a) the benefit and advantage of any valuation, stay, appraisal, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise, based on the Notes or any claim for interest on the Notes; (b) all presentments, demands for performance and notices of nonperformance (except to the extent required by the provisions hereof); (c) any requirements of diligence or promptness on the part of any Holder, as a holder of Notes, in the enforcement of its rights under the provisions of this Agreement or the Notes; and (d) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind relating thereto which it may now or hereafter have. In the event any remedy or other provision of this
Section is not enforceable for any reason, no other remedy or provision shall be affected thereby, and all such other remedies and provisions shall be given full force and effect in accordance with their terms.

         8.5 No Waiver of Rights. No course of dealing between the Company or any Subsidiary and any Holder, as a holder of Notes, and no delay or omission on the part of any Holder in exercising any rights under the Notes or this Agreement, shall operate as a waiver of the rights of such Holder, as a holder of Notes. No failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Agreement or any of the Notes or to exercise any right or remedy thereunder shall constitute a waiver by any Holder, as a holder of Notes, of any such covenant, term, condition or other provision or of any Potential Default or Event of Default in connection therewith. The waiver of any covenant, term, condition or other provision hereof or of the Notes or Potential Default or Event of Default hereunder on one occasion shall not be construed as a bar to or a waiver of any right or remedy on any future occasion and shall not affect or alter this Agreement or the Notes except to the extent specifically provided in the instruments setting forth such waiver delivered under Section 10.5, and every covenant, term, condition and other provision of this Agreement and the Notes shall, in such event, continue in full force and effect.

         8.6 Costs and  Expenses of  Collection.  Subject to the  provisions  of
Section 10.2, the Company covenants and agrees that if default be made in any payment of principal of or interest on the Notes, it will, to the extent permitted under applicable law, pay to each Holder, as a holder of Notes, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the attorneys of each Holder for all services rendered in that connection.

         8.7 Remedies Cumulative. No remedy herein conferred upon each Holder, as a holder of Notes or otherwise, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         9. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each instrument, notice, certificate, communication, opinion or other document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. If the Company has any Subsidiaries all financial terms shall be deemed to apply to the Company and its Consolidated Subsidiaries, determined in accordance with GAAP consistently applied with the Financial Statements delivered to American hereunder. Capitalized terms used in this Agreement without definition which are defined in the Acquisition Agreement shall have the meaning prescribed therefor in the Acquisition Agreement.

         The term "Acquisition" is defined in the first whereas paragraph, preceding Section 1.

         The term "Acquisition Agreement" is defined in the first whereas paragraph, preceding Section 1, and shall include all amendments, modifications and supplements thereto.

         The term "Acquisition Termination Date" shall mean the date on which the Acquisition Agreement is terminated, whether in accordance with its terms or by American or the Company, and whether with or without cause.

         The term "Act of Bankruptcy" shall mean, when used with reference to any Person, any of the following events or occurrences:

                  (a) its admitting in writing its inability, or being unable under Applicable Law, or its failing generally, to pay its debts generally as they become due, or

                  (b) its filing a petition, answer or consent seeking relief as a debtor or otherwise commencing a voluntary case under the Bankruptcy Code as from time to time in effect, or its authorizing, by appropriate proceedings of its board of directors or other governing body, any such petition, answer, consent or commencement of such a voluntary case; or

                  (c) the filing against it or all or any substantial part of its property of a petition commencing an involuntary case under the Bankruptcy Code which shall remain undismissed for a period of more than thirty (30) days or which is consented to by such Person or any order or decree approving relief adverse to such Person thereunder shall remain unstayed and in effect for more than forty five (45) days; or

                  (d) its commencement of proceedings or filing a petition, answer or consent seeking relief as a debtor under any Applicable Law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or its consenting to or acquiescing in such relief or its admitting or acquiescing in or failing promptly and in any event within thirty (30) days of the filing thereof, in an appropriate manner, to deny the material allegations of any petition seeking such relief, any such involuntary petition remaining undismissed for more than thirty
         (30) days or an order in any involuntary proceeding adverse to such Person remaining unstayed and in effect for more than forty-five (45) days; or

                  (e) the entry of an order or decree (whether or not final) by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, dissolution or winding up, or reorganization or any modification or alteration of the rights of its creditors, or any composition or readjustment of debts,
         (iii) assuming custody of, or appointing a receiver, trustee, sequestrator, conservator, assignee, custodian, liquidator, fiscal agent or similar official for, such Person or all or a substantial part of its property and any such order or decree shall continue unstayed and in effect for a period of forty-five (45) days; or

                  (f) its convening a meeting of creditors for the purpose of consummating an out-of-court arrangement, or making an assignment for the benefit of, or entering into a composition, extension or similar arrangement with, its creditors in respect of all or a substantial portion of its debt; or

                  (g) its seeking or consenting to or acquiescing in the appointment of a receiver, trustee, sequestrator, conservator, liquidator, fiscal agent or other custodian of itself or of all or any substantial part of its property; or

                  (h)  its winding-up, liquidation or dissolution; or

                  (i) its authorization, by appropriate action of its board of directors or other governing body, of any of the foregoing.

         The term "American" is defined in the preamble of this Agreement.

         The term "Bankruptcy Code" shall mean 11 U.S.C. ss. 101 et seq., as from time to time in effect, and any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor statutory provision.

         The term "Capital Expenditures" shall mean, with respect to the Company, for any period during which the amount thereof is to be determined, without duplication, the amount of all expenses or liabilities (including without limitation Capital Lease Obligations) incurred or accrued or expenditures made by the Company which, in accordance with GAAP, would be treated as a capital expenditure, but shall not include interest or amortization, depreciation or the like with respect to any previous Capital Expenditure.

         The term "Capitalized Lease Obligation" shall mean the principal portion of any lease obligation on which in accordance with GAAP would be characterized as a capital lease.

         The term "Change in Control" shall mean, with respect to any Person (the "Target"), any of the following:

                  (a) the acquisition, directly or indirectly, in a transaction or series of transactions, including without limitation by merger, consolidation or other reorganization, by any Person (such term to include anyone deemed a person under Section 13(d)(3) under the Securities Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a majority or more of the capital stock or voting stock of the Target, other than by (i) the

         Target or any of its Subsidiaries, (ii) any employee benefit plan or related trust of the Target or any of its Subsidiaries, (iii) any existing stockholder of the Target who as of the date of this Agreement owns more than ten percent (10%) of the voting stock of the Target or any of his Affiliates or (iv) American or any of its Affiliates (an "Acquiring Person"); or

                  (b) the sale or other disposition of all or any substantial part of the assets of the Target or, in the case of the Company, any of the OPM Assets or the OPM Business, in one transaction or series of related transactions, including by way of merger, consolidation or other reorganization, other than with or to American; or

                  (c) the adoption of a plan relating to the liquidation or dissolution of the Target; or

                  (d)  the  Continuing   Directors   cease  for  any  reason  to
         constitute a majority of the directors of the Target then in office.

         For purposes of this definition, any transfer of any capital stock or other equity interest of an Entity that was formed for the purpose of acquiring voting stock of the Target shall be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such Entity that has been so transferred.

         The terms "Closing" and "Closing Date" are defined in Section 1.3.

         The term "Company" is defined in the preamble of this Agreement.

         The term "Continuing Director" shall mean any member of the Board of Directors of a Person who (a) is a member of the Board of Directors of such Person as of the date hereof or (b) was nominated for election by either (i) one or more of stockholders of such Person who, as of the date of this Agreement, owned more than ten percent (10%) of the voting stock of such Person (or an Affiliate of such Person) or (ii) the Board of Directors, a majority of whom were directors as of the date of this Agreement or whose election or nomination for election was previously approved by one or more of such stockholders or such directors.

         The term "Disclosure Schedule" shall mean the Disclosure Schedule, dated as of the date hereof, heretofore delivered by the Company to American pursuant to the provisions of this Agreement.

         The term "Distribution", when used in reference to capital stock shall mean: (i) the declaration or payment of any distribution dividend (except distributions payable solely in common stock of the Company) on or in respect of any class of capital stock of the Company, (ii) the purchase, redemption or other retirement of any shares of any class of capital stock of the Company or any Subsidiary owned by a Person other than the Company or a Subsidiary, and
(iii) any other distribution on or in respect of any shares of any class of capital stock of the Company or any Subsidiary owned by a Person other than the Company or a Subsidiary.

         The term "Event of Default" is defined in Section 8.1.

         The terms "Guaranty" or "Guaranteed" shall mean and include all liabilities and obligations under or by reason of any guarantee or other contingent liability (other than endorsements of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, with respect to any Indebtedness, obligation or other liability (collectively, an "obligation") of another Person, through an agreement or otherwise.

         The terms "Holder" and "Holders" shall mean the holders, from time to time, of any of the Notes. The terms "Holder of Record" and "Holders of Record" shall mean Holders, from time to time as shown on the records of the Company maintained for such purpose.

         The terms "Material" or "Materiality" for the purposes of the Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of the Agreement set forth specific dollar amounts.

         The term "Material Adverse" when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") shall mean, with respect to the Company, any Event or set of Events which could be expected to (a) have any material adverse effect upon or result in any material adverse change in the validity or enforceability of the Agreement or any other agreement, instrument or other document executed or required to be executed by such Person pursuant hereto or thereto, (b) materially and adversely affect the business, operations, management, properties or prospects, or the condition, financial or other, or results of operation of the Company or the Company and its Subsidiaries taken as a whole,(c) materially impair the Company's ability to fulfill its obligations under the terms of any agreement, instrument or other document executed or required to be executed by the Company, (d) materially and adversely affect the aggregate rights and remedies of any party (other than the Company) under the Agreement or any agreement, instrument or other document executed or required to be executed pursuant hereto or thereto, or (e) or adversely affects the Company's ability to perform this Agreement, the Notes or any of the other Related Agreements or to pay when due, in accordance with the terms of this Agreement and the Notes, the principal of and interest and premium, if any, on the Notes.

         The term "Most Recent Balance Sheet" is defined in Section 2.3.

         The term "Notes" is defined in Section 1.1.

         The term "Operating Cash Flow" shall mean, with respect to the Company, for any period: (a) net revenues of the Company and its Subsidiaries, determined in accordance with GAAP, for such period, less (b) operating expenses (inclusive of taxes and corporate overhead, selling and administrative expenses). Cash Flow shall be adjusted on a consistent basis to reflect the acquisition, sale, exchange and disposition of property (other than tangible personal property disposed of in the ordinary course of business). Cash Flow shall exclude all extraordinary gains and losses and all gains and losses from acquisitions, sales, exchanges and dispositions of assets (other than tangible personal property disposed of in the ordinary course of business).

         The term "Permitted Liens" shall mean:

                  (a) the security interest created under the SunTrust loan agreement;

                  (b) Liens for taxes if payment shall not at the time be required to be made in accordance with the provisions of Section 7.2;

                  (c) Liens of carriers, warehousemen, mechanics, laborers, materialmen and landlords incurred in the ordinary course of business for sums not yet due or being contested in good faith, if payment shall not be required to be made in accordance with the provisions of Section 7.2;

                  (d) Liens arising out of judgments or awards, and appeal and similar bonds incident to the conduct of legal actions, against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review (and as to which any foreclosure or other enforcement proceedings shall not have begun or shall have been fully bonded or otherwise ef fectively stayed);

                  (e) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance Laws, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto; and

                  (f) Liens set forth in the Disclosure Schedule.

         The term "Potential Default" shall mean any event or circumstance which after notice, passage of time, or both, would become an Event of Default.

         The term "Prime Rate" is defined in Section 1.1.

         The term "Purchase Price" is defined in Section 1.2.

         The term "Related Agreement" shall mean this Agreement, the Notes and each other agreement, instrument and other document executed or required to be executed by the Company on the Closing Date or at any time thereafter, in connection with the transactions contemplated by this Agreement or any of the other Related Agreements, in each case, as amended, modified or supplemented from time to time.

         The term "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         The term "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         The term "Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities, including, without limitation, contingent and unliquidated liabilities, of such Person,
(ii) such Person is able to pay all liabilities of such Person as they mature, and (iii) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, "indebtedness" shall mean any liability on a claim, and "claim" shall mean (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, secured or unsecured, or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         The term "Wholly-Owned Subsidiary" shall mean a Subsidiary of the Company, all of the outstanding shares of every class of stock (other than directors' qualifying shares, if required by statute, the certificates for which, duly endorsed in blank or accompanied by a stock power duly endorsed in blank, shall be held by such Subsidiary) and all other securities of which are at the time owned, directly or indirectly, by the Company or another Wholly-Owned Subsidiary.

         10.  Miscellaneous Provisions.

         10.1 Stamp and Other Taxes. The Company covenants and agrees that it will pay all United States and state documentary stamp or similar excise taxes, including any interest or penalties thereon, which may be legally payable in connection with or arising out of the issue of any of the Notes and will indemnify each holder of any thereof against, and save it harmless from, any liability, cost or expense in respect of any such stamp taxes or other taxes and any interest or penalties thereon. The Company's agreement in this connection shall survive termination of this Agreement and the payment of the Notes.

         10.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, each party will pay all of its respective expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Notes and the other Related Agreements to which it is a party.

         Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, in the event of any Legal Action between the Company and the holders from time to time of the Notes, the prevailing party shall be entitled to be reimbursed for the reasonable legal fees and expenses and other court costs of such Legal Action.

         10.3 Survival of Covenants; Successors and Assigns. All covenants, agreements and representations made herein and in certificates delivered in connection herewith shall be deemed material and relied on by American notwithstanding any investigation made by it or in its behalf, and shall survive the execution and delivery of the Notes, to it and its payment therefor, and shall bind and, subject to compliance with the provisions of this Agreement including without limitation Section 7.12, inure to the benefit of the Company's successors and assigns, whether so expressed or not, and all such covenants, agreements and representations shall inure to the benefit of the successors and assigns of American, whether so expressed or not.

         10.4 Notices and Communications. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be effective (a) three (3) days after being mailed by first-class, express mail, postage prepaid, (b) the next day when sent by overnight by recognized mail courier service, (c) upon confirmation when sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid, or recognized overnight mail courier service) written confirmation at substantially the same time as such rapid transmission, or (d) upon delivery personally delivered to an officer of the receiving party. All such communications shall be mailed, set or delivered:

                  (a) if to the Company, at 325 Interstate Boulevard, Sarasota, Florida 34240, (facsimile [941] 379-4562), attention: Owen P. Mills, President (with a copy to Ruden, McCloskey Sarasota, Florida (facsimile [941]365-0140), attention: John Dart, Esq.);

                  (b) if to American, c/o American Radio Systems Corporation, 116 Huntington Avenue, Boston, MA 02116, (facsimile [617] 375-7575), attention: Joseph L. Winn, Chief Financial Officer (with copies to American at 6400 North Congress Avenue, Suite 1750, Boca Raton, FL 33487, (facsimile: [407] 998-2278), attention: James S. Eisenstein, Chief Development Officer, and Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, (facsimile [617] 338-2880), attention: Norman A. Bikales, Esq.); and

                  (c) if to any other Holders of Notes to the address set forth in the Company's records;

or at such other addresses (including copies) as any party may designate in writing to the other parties to this Agreement.

         10.5 Amendments and Waivers. Any provision of this Agreement to the contrary notwithstanding, changes in or additions to this Agreement and the Notes may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein, in the Notes may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the consent in writing of the holders of a majority in principal amount of the Notes at the time outstanding and the Company, except that no such change, addition, omission, waiver or consent may be made with respect to the Notes, without the consent of all of the holders of the Notes, except as otherwise provided in Section 8.3, if it involves any change, addition, omission, waiver or consent with respect to the provisions regarding the amount, timing or form of payment of premium, if any, or interest on or principal of the Notes, the maturity date thereof or which changes or amends the provisions of this Section with respect to the requirement of unanimous consent of the Noteholders; and each such change, addition or waiver shall be binding upon each future holder of the Notes and, in the case of the Company, its successors and permitted assigns. Any consent may be given subject to satisfaction of conditions stated therein. The failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Agreement or the Notes or to exercise any right or remedy hereunder or thereunder shall not constitute a waiver of any such covenant, term, condition or other provision thereof or Potential Default or Event of Default in connection therewith. The waiver of any covenant, term, condition or other provision hereof or thereof or Potential Default or Event of Default hereunder shall not affect or alter this Agreement or the Notes in any other respect, and each and every covenant, term, condition or other provision of this Agreement and the Notes shall, in such event, continue in full force and effect, except as so waived, and shall be operative with respect to any other then existing or subsequent Potential Default or Event of Default in connection therewith.

         10.6 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of New York applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction. Anything in this Agreement to the contrary notwithstanding in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action.

         10.7 Entire Agreement. This Agreement (which term, unless the context otherwise specifically requires, includes all Exhibits and Schedules hereto) constitutes the entire agreement between American and the Company with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, oral or written, between them as to such subject matter.

         10.8 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Related Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it pursuant to the provisions of, and subject to the limitations contained in, this Agreement for such breach or threatened breach.

         10.9 Saturdays, Sundays, Holidays, etc. If the last or appointed day for taking of any action required or permitted hereby or by the Notes (other than the payment of principal of or interest or premium, if any, on the Notes) shall be a Saturday, Sunday or legal holiday in Sarasota, Florida or Boston, Massachusetts, or a day on which banking institutions in Sarasota, Florida or Boston, Massachusetts, are authorized by law or executive order to close, then such action may be taken on the next succeeding business day for banking institutions in such cities.

         10.10 Brokers, etc. No broker, finder or other person performing a similar function has been retained by the Company in connection with the issue and sale of the Notes or the Acquisition. The Company will pay, and will indemnify and hold harmless American and its officers, directors, stockholders, employees, trustees and agents from, the fees, commissions and expenses of any Person purporting to have acted on the Company's behalf in such connection or in connection with the issue and sale of the Notes and the Acquisition. American will pay, and will indemnify and hold harmless the Company and its officers, direc tors, employees, trustees and agents from, the fees, commissions and expenses of any Person purporting to have acted on American's behalf in such connection or in connection with the issue and sale of the Notes and the Acquisition.

         10.11 Headings; Counterparts. The headings contained in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, binding upon all of the parties hereto. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         10.12 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled and consummated to the maximum extent possible.

         10.13 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Related Documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         10.14 Specific Performance; Other Rights. The parties recognize that various of the rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights hereunder by actions for injunctive relief and specific performance to the extent permitted by Law. Nothing herein contained shall be construed as prohibiting either party from pursuing any other remedies available to it for such breach or threatened breach, including without limitation the recovery of damages.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, all pursuant to authority heretofore granted, to the extent applicable, by their respective Boards of Directors, as of the date and year first above written.

                                  OPM - USA - INC.

                                  By:________________________________
                                      Name:
                                     Title:

                                  American Tower Systems Corporation

                                  By:________________________________
                                      Name:
                                     Title: